UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 INTERVIA INC.
(Name of small business issuer in its charter)
Nevada	7380	20-2471637
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3702 South Virginia Street, #G12-401 Reno Nevada 89502 Tel: 202-470-4608
(Address and telephone number of principal executive offices)
Unit 6 - 205 Fuyuan, Qingdao, Shandong, China
(Address of principal place of business or intended principal place of business)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Fraser and Company LLP
999 West Hastings Street, Suite 1200
Vancouver, British Columbia, Canada V6C 2W2
Telephone No.: (604) 669-5244 Facsimile No.: (604) 669-5791

Business First Formations, Inc. 3702 South Virginia Street, Ste. G12-401 Reno, NV 89502-6030 Tel: 775-338-2598
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ❒ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ❒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock to be offered by Selling Stockholders	1,500,000	$0.02 (2)	$30,000.00	$3.21
Total Registration Fee				$3.21

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Based on the last sales price on October 30, 2005. The selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.

(3) Estimated in accordance with Rule 457(o) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

ii
PROSPECTUS	Subject to Completion
______________________, 2006

INTERVIA INC.
A NEVADA CORPORATION

1,500,000 SHARES OF COMMON STOCK OF INTERVIA Inc.
-------------------------------------------------------------------------------------

This prospectus relates to the 1,500,000 shares of common stock of Intervia Inc., a Nevada Corporation, which may be resold by certain selling stockholders of the company. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The shares being resold constitute approximately 42% of the total outstanding shares of our common stock. The selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board ("OTCBB"), and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. However, we have received proceeds from the sale of shares of common stock that are presently outstanding. We will pay for expenses of this offering.

In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 2 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ______________________, 2006.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS
Page Number
PROSPECTUS SUMMARY	4
Our Business	4
Summary of Risk Factors	4
The Offering	4
Summary Financial Data	4
RISK FACTORS	5
Risks Associated with Our Business	5
Our auditors have issued a going concern opinion because we may not be able to achieve our objectives and we may have to suspend or cease our proposed operations as a start-up company entirely.	5
We have no operating history and have maintained losses since inception, which we expect to continue into the future.	5
If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.	6
If we are unable to complete the development of our fuel cell technology and sell our products we will not be able to generate revenues and you will lose your investment.	6
Our fuel cell technology and products may contain defects that will make it more difficult for us to establish and maintain customers.	6
Our fuel cell technology and products are not protected by any trademarks, patents and/or other intellectual property registrations. Unauthorized parties may attempt to simulate our technology, which could our business at risk.	6
We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.	7
We have no sales and marketing experience.	7
If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.	7
We may not be able to compete effectively against our competitors.	7
Our officers and directors are engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.	7
Because our officers, directors and principal shareholders control a significant percentage of our common stock, you will have little or no control over our management or other matters requiring shareholder approval.	8
Risks Associated with Our Common Stock	8
There is no active trading market for our common stock and you may be unable to sell your shares of our common stock if a market does not develop for our common stock.	8
Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.	8
Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.	8

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.	8
Other Risks	9
Because all of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgement and civil liabilities against our officers, directors, experts and agents.	9
FORWARD-LOOKING STATEMENTS	9
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	9
THE OFFERING	9
USE OF PROCEEDS	9
DETERMINATION OF OFFERING PRICE	10
DILUTION	10
DIVIDEND POLICY	10
BUSINESS	10
MANAGEMENT DISCUSSION & ANALYSIS & PLAN OF OPERATION	19
PROPERTY	21
MANAGEMENT	21
EXECUTIVE COMPENSATION	22
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
PLAN OF DISTRIBUTION	24
SELLING STOCKHOLDERS	26
DESCRIPTION OF CAPITAL STOCK	28
LEGAL PROCEEDINGS	28
LEGAL MATTERS	28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	28
EXPERTS	28
INTEREST OF NAMED EXPERTS AND COUNSEL	28
MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS	29
WHERE YOU CAN FIND MORE INFORMATION	29
FINANCIAL STATEMENTS	30

All dollar amounts refer to US dollars unless otherwise indicated.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section and the documents and information incorporated by reference into it.

OUR BUSINESS

We are a development stage company and have not generated revenues to date. We were incorporated in the State of Nevada on February 2, 2005. Our principal executive offices are located at 3702 South Virginia Street, #G12-401, Reno, Nevada 89502. Our principal business office is located at Unit 6 - 205 Fuyuan, Qingdao, Shandong, China. Our telephone number is 202-470-4608.

Our business plan is to develop fuel cell technology and produce fuel cells in China for indoor forklifts, scooters, underwater equipment (eg. shallow underwater sightseeing submarines) that require a small size, longevity of use and silent operation. In order to achieve commercialization, we are focused on building a commercial prototype, enhancing product performance, and building customer and OEM manufacturer relationships.

We are in the initial stage of researching and developing fuel cells and their components. We are in the process of building our first fuel cell prototypes.

SUMMARY OF RISK FACTORS

We have received a going concern opinion from our independent auditors because we have not generated revenues, having just recently begun developing our fuel cell technology and fuel cell prototype. Our operating deficit as of March 31, 2006 is $20,307.

For a more complete discussion of risk factors relevant to an investment in our common stock see the "Risk Factors" section beginning on page 4 of this prospectus.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,500,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions that were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. There are currently 3,500,000 shares of our common stock issued and outstanding and we have no other securities issued and outstanding. The selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurances that we will be able to obtain an OTCBB listing. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any of the proceeds of the shares of common stock offered by the selling stockholders.

SUMMARY FINANCIAL DATA

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled "Management Discussion & Analysis & Plan of Operations" beginning on page 18 of this prospectus.

For the period from February 2, 2005 to January 31, 2006
Revenue	$Nil
Net Loss for the Period	$4,013
Loss Per Share - basic and diluted	$0.01
At January 31, 2006
Working Capital	$65,987
Total Assets	$70,869
Total Stockholders' Equity (deficiency)	$65,987
Deficit Accumulated in the Development Stage	$4,013

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating the Company and its business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Associated with our Business

Our auditors have issued a going concern opinion because we may not be able to achieve our objectives and we may have to suspend or cease our proposed operations as a start-up company entirely.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue with our proposed business operations as a start-up company for the next twelve months. We have cash in the amount of $50,033 as at March 31, 2006 and we believe that this amount will be enough to support our operations until early 2007. The expenses incurred as of March 31, 2006 are $20,307. In the course of developing ourfuel cell technology and prototype, we may:

incur unexpected costs in completing the development of our fuel cell technology or encounter unexpected technical or other difficulties;

incur delays and additional expenses if the testing results are unexpected;

experience significantly more competition than we expect;

be unable to create a substantial market for our fuel cell product; or

incur significant and unanticipated expenses.

The occurrence of any of the aforementioned events could cause us to run out of money so that we are unable to pay our ongoing expenses in respect of the development and marketing of our fuel cell product. If we do not complete the development of our fuel cell productby mid-2007 and if we are not able to raise additional capital when needed to complete the development of our fuel cell product, we may have to suspend or cease our operations because we will not be able to pay our ongoing expenses in respect of the development and marketing of our fuel cell product.

We have no operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on February 2, 2005 and only just recently commenced development of our fuel cell product. We have not realized any revenues to date. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to March 31, 2006 is $20,307. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

our ability to develop our fuel cell product;

our ability to market our fuel cell product;

our ability to generate ongoing revenues; and

our ability to reduce development and marketing costs.

Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the research, development and marketing of our product. We may fail to generate revenues in the future. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.

Our ability to successfully develop our technology and to eventually produce and sell our fuel cell products to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we will not be able to pay the development and marketing costs in respect of our fuel cell technology and products and we may go out of business. We may need to issue additional equity securities in the future to raise the necessary funds. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. The resale of shares by our existing shareholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities. Obtaining loans will increase our liabilities and future cash commitments. If we are unable to obtain financing in the amounts required we will not have the money that we require for the development and marketing of our fuel cell products and we may go out of business.

If we are unable to complete the development of our fuel cell technology and sell our products we will not be able to generate revenues and you will lose your investment.

We have not completed development of our fuel cell technology and the fuel cell prototype and we have no contracts for the sale of our products. The success of our proposed business will depend on the completion and the acceptance of our products by businesses and the general public. Achieving such acceptance will require significant marketing investment. The fuel cell products we develop may not be accepted by our customers at sufficient levels to support our operations and build our business. If the fuel cell products that we develop are not accepted at sufficient levels, our proposed business will fail.

Our fuel cell technology and products may contain defects that will make it more difficult for us to establish and maintain customers.

Despite testing during development, our fuel cell technology may contain undetected design faults that are discovered only after it has been used by customers. Any such default could cause delays in delivering our product or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. In addition, our fuel cell technology has yet to gain widespread acceptance in the market, and any delays would likely have a more detrimental impact on our business than if we were a more established company.

Our fuel cell technology and products are not protected by any trademarks, patents and/or other intellectual property registrations. Unauthorized parties may attempt to simulate our technology, which could our business at risk.

We have not applied for any trademark, patent or other intellectual property registration with any governmental agency for our name or for our technology and products. At present we have non-disclosure agreements with our employees to protect our technology. Despite our precautions taken to protect our fuel cell technology and products, unauthorized parties may attempt to simulate our technology and products. If they are successful we could lose our technology or they could develop similar products, which could create more competition for us and even cause our proposed business operations to fail.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only two employees and they are also our officers and directors. Our performance depends to a significant extent on the continued services and technical expertise of our director and Chief Technology Officer, Mr. Kang. There is intense competition for skilled personnel, particularly in the field of fuel cell technology. There can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Kang's services could prevent us from completing the development of our fuel cell technology and products. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. We do not maintain key person insurance on the lives of any of our officers or employees.

We have no sales and marketing experience.

We have not completed the development of our fuel cell technology and products and have yet to carry out any commercial sales of our products. The Company's employees have limited experience in marketing such fuel cell products and no distribution system has been developed. While the Company will make plans for marketing and sales, there can be no assurance that such efforts will be successful or that the Company will be able to attract and retain qualified individuals with marketing and sales expertise. The Company's future success will depend, among other factors, upon whether the Company's products can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that the Company's products will gain wide acceptance in its targeted markets or that the Company will be able to effectively market its products.

If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures. (See Liquidity and Capital Resources under "Plan of Operations".) If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We may not be able to compete effectively against our competitors.

The Company is engaged in a rapidly evolving field. Competition from other companies in the same field is intense and expected to increase. Many of the Company's competitors have substantially greater resources, research and development staff, sales and marketing staff, and facilities than does the Company. There can be no assurance that the Company's competitors will not develop technology and products that are more effective than those being developed by the Company or that would render the Company's technology and products obsolete or noncompetitive.

Our officers and directors are engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Mr. Yao, our President, Treasurer (Principal Accounting Officer), Principal Financial Officer and one of our directors, is also the Senior Manager of Weichai Energy Group in China. We expect Mr. Yao to spend approximately 10 to 20 hours a week on the business of our company. Mr. Kang, our Chief Technology Officer and one of our directors, is a researcher in Shandong University, China. We expect Mr. Kang to spend approximately 20 hours or more a week on the business of our company. As a result, demands for the time and attention from our directors and officers from our company and other entities may conflict from time to time. Because we rely primarily on our directors and officers to maintain our business contacts and to promote our fuel cell products, their limited devotion of time and attention to our business may hurt the operation of our business.

Because our officers, directors and principal shareholders control a significant percentage of our common stock, you will have little or no control over our management or other matters requiring shareholder approval.

Our directors and officers collectively own 57% of the issued and outstanding shares of our common stock. As a result, our directors and officers collectively have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our directors and officers collectively own a significant percentage of our common stock, you will have difficulty replacing our management if you disagree with the way our business is being run. Because control by an insider could result in management making decisions that are in the best interest of the insider and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Risks Associated with our Common Stock

There is no active trading market for our common stock and you may be unable to sell your shares of our common stock if a market does not develop for our common stock.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially and adversely affect the market price of our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. (See "Market for our Common Stock and Related Stockholder Matters".) Our securities are subject to the penny stock rules promulgated by the Securities and Exchange Commission, which impose additional sales practice disclosure requirements. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock and adversely affect the price of our shares.

In addition to the "penny stock" rules, the NASD has adopted rules requiring that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for the customer. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares of common stock, of which 3,500,000 shares are issued and outstanding. Our Board of Directors has the authority to cause the Company to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our company in the future.

Other Risks

Because all of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against our officers, directors, experts and agents.

All of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. All directors and officers reside in China. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

General

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the "SEC") at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by certain selling stockholders of 1,500,000 shares of common stock, which were issued pursuant to a private placement offering made by our company pursuant to Regulation S, promulgated under the Securities Act.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All proceeds from the sale of the common stock will go to the respective selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The offering price of $0.02 per share is based on the last sales price of our common stock on October 30, 2005 and does not have any relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

BUSINESS

General

The Company was formed as a Nevada corporation on February 2, 2005. Our head office is located at 3702 South Virginia Street, #G12-401 Reno Nevada 89502. Our telephone number is 202-470-4608. We also have an operations office located at 6-205 Fuyuan, Qingdao, Shandong, China.

Our business plan is to develop fuel cell technology and produce fuel cells in China for indoor forklifts, scooters, underwater equipment (eg. shallow underwater sightseeing submarines) that require a small size, longevity of use and silent operation. In order to achieve commercialization, we will be focused on building a commercial prototype, enhancing product performance, and building customer and OEM manufacturer relationships.

We are in the initial stage of researching and developing fuel cells and their components. We are in the process of building our first fuel cell prototypes.

A fuel cell is a device that uses hydrogen (or hydrogen-rich fuel) and oxygen to create electricity. Fuel cells are more energy-efficient than combustion engines and the hydrogen used to power them can come from a variety of sources. If pure hydrogen is used as a fuel, fuel cells emit only heat and water, eliminating concerns about air pollutants or greenhouse gases.

Components of our Fuel Cells:

Our fuel cells have two major components: (1) the Polymer Electrolyte Membrane ("PEM"); and (2) Flow Plates.

The PEM fuel cell consists of an electrolyte membrane sandwiched between an anode (negative electrode) and a cathode (positive electrode).

PEM

The PEM is a thin, solid, organic compound, typically the consistency of plastic wrap and about as thick as 2 to 7 sheets of paper. This membrane functions as an electrolyte: a substance that conducts charged ions (in this case protons), but does not conduct electrons. This allows the solution to conduct electricity. This membrane must be kept moist to conduct particles through it.

Anode/Catalyst

The anode is the electrode at which oxidation (loss of electrons) takes place. In a fuel cell, the anode is electrically negative. The anode is composed of platinum particles uniformly supported on carbon particles. The platinum acts as a catalyst, increasing the rate of the oxidation process. The anode is porous so that hydrogen can pass through it.

Cathode/Catalyst

The cathode is the electrode at which reduction (gaining of electrons) takes place. In a fuel cell, the cathode is electrically positive. The cathode is composed of platinum particles uniformly supported on carbon particles. The platinum acts as a catalyst, increasing the rate of the reduction process. The cathode is porous so that oxygen can pass through it.

Flow Plates

Flow plates perform several important functions:

(1) they channel hydrogen and oxygen to the electrodes;

(2) they channel water and heat away from the fuel cell; and

(3) they conduct electrons from the anode to the electrical circuit and from the circuit back to the cathode.

The Chemical Process of our Fuel Cells

Hydrogen fuel (H2) is channeled to the anode, where the catalyst separates the hydrogen's negatively charged electrons from the positively charged protons.

Hydrogen fuel (H2) is channeled to the anode, where the catalyst separates the hydrogen's negatively charged electrons from the positively charged protons.

The membrane allows the positively charged protons to pass through to the cathode, but not the negatively charged electrons.

The negatively charged electrons must flow around the membrane through an external circuit. This flow of electrons forms an electrical current.

At the cathode, the negatively charged electrons and positively charged hydrogen ions (protons) combine with oxygen to form water (H20) and heat.

Fuel Cell Stacks

The amount of power produced by a fuel cell depends on several factors, including fuel cell type, cell size, temperature at which it operates, and pressure at which the gases are supplied to the cell. A single fuel cell produces less than 1.16 volts - barely enough electricity for even the smallest applications.

To increase the amount of electricity generated, individual fuel cells are combined in series, into a fuel cell 'stack'. A typical fuel cell stack may consist of hundreds of fuel cells.

Market

The market for fuel cell energy is largely driven by the need for a clean, efficient energy source due to environmental concerns, increasing costs and the uncertainty of fossil fuel supply.

Fuel cells convert chemical energy into electrical power with fewer steps than other energy technologies. Fuel cells do not store energy, but convert it from one form to another and continue to operate as long as fuel is provided. The general advantages of fuel cells over other energy sources include clean, safe, quiet performance, high-energy efficiency, low emissions and ease of operation. The range of potential applications for fuel cells is quite broad, including:

portable/battery substitution (portable appliances and power tools, small personal vehicles, consumer electronics, backup power);

transportation (automotive, public transportation, commercial transportation, marine, military); and

distributed power (to homes and small businesses, commercial and industrial sites, remote power (not on standard electrical grid systems).

Our founders began our fuel cell research and the development of fuel cell related technologies and fuel cells for indoor forklifts, scooters and underwater equipment in 2002. We expect our first fuel cell control prototype to be completed in the third quarter of 2006.

Core Technology

The development of our core fuel cell technology is based on the clear distinction the Company makes between hydrogen/oxygen fuel cells and hydrogen/air fuel cells - their technical characteristics, differences in fuelling systems and specifics of operation in the small to medium power applications.

Our H2O2 fuel cell features a self-contained system structure specifically designed for high efficiency fuel cell applications requiring 5 kW or less. Our new PEM architecture and its proprietary sealing enables the fuel cell stack to operate at high power densities and at a reduced risk of auto-ignition in high oxygen concentration settings. Its innovative bi-polar plate design optimizes the fuel/oxidant humidification process as well as heating and water management.

The most effective way to maximize performance efficiency and reduce the cost per KW power output is through the design and development of fuel cell systems tailored to the specifics of particular applications. The H2O2 fuel cell systems, in the 0.250 KW - 5 KW power output range, prove to be best suited to providing the highest performance efficiency through the elimination of bulky sub-systems and the reduction of parasitic losses, while offering safe and practical operation.

The best-fit applications for the our H2O2 fuel cell are in three distinctive areas, where:

 Air is not available such as in space or underwater;

 Oxygen is available as with electrolyzers in medical facilities and renewable energies; and,

 Size and system complexity matters as with portable power supplies and low-speed, off-road vehicles.

Our hydrogen/oxygen fuel cells offer the following multiple advantages in comparison with hydrogen/air fuel cells:

 twice the power density of traditional air-based fuel cells;

 immediate, battery-free start-up;

 silent operation;

 non-reliance on potentially contaminated air supply;

 less complicated and significantly reduced parasitic power losses;

 reduced number of sub-systems;

 higher performance; and

 a 50% cost reduction.

Traditional hydrogen/air fuel cells in the less than 5 kW electric outputs are:

 bulky;

 noisy;

 have rapidly declining energy efficiency; and

 require battery start-up.

The following pictures explain the difference between hydrogen/oxygen fuel cells and the traditional hydrogen/air fuel cells:

Traditional Fuel Cells:

Our H2O2 Fuel Cells:

Research and Development

We believe that the Company's fuel cell technology is one of the more advanced among discriminating fuel cell technologies available on the market today. Our products will be cheaper and well suited for the Chinese domestic market.

The Company is researching the enhancement of fuel cell performance by increasing the efficiency of PEM to convert hydrogen energy to electricity. In another words, we are studying how to make PEM work faster. This means that for the same power output, the PEM can be smaller, the fuel cell can be smaller. In order to achieve this, as well as conducting PEM research, we are also conducting experiments to find the best speed of H2O2 release and the best H2O2 ratio to make PEM work faster.

The Company will continue to upgrade and refine its existing technologies. During the next twelve months, the Company will complete the development of a commercial prototype of our fuel cells and continue to focus on enhancing its fuel cell stacks and PEM technology.

Present Stage of Development

We acquired all related technologies from our Chief Technology Officer and one of our directors, Kai Kang, at no cost. Mr. Kang has been developing a fuel cell prototype. However, we have not yet completed the development of our fuel cell as well as our fuel cell stacks. We believe our products will be commercially available by mid-2007.

To remain competitive in the fuel cell industry, we will keep developing and improving our core technology. The costs of our research and development activities are not borne by customers since we will not have customers until the completion of the marketing and development of our fuel cell system. We will either raise more funds from investors or borrow from existing directors to cover our projected research and development expenses. Our directors and officers have agreed to contribute up to $50,000 in funds for additional financing before we seek additional required funds through a private placement.

Manufacture

Our proposed fuel cell products can be built entirely with in-house expertise and resources, without any special maintenance or reconstruction. Our fuel cell stacks can be built with power capacities from 250W to 5 KW to fit various kinds of need.

All the materials and parts related to fuel cell and containers of liquid hydrogen and oxygen are available in the public marketplace.

The application of fuel cells usually requires customized design regarding the amount of power, size and shape. After we receive orders, we will contract OEM manufacturers to produce for us at pre-neotiated prices. (OEM: "Original Equipment Manufacturer" means the manufacturer replicates product for us with our brand and we will then sell the products ourselves.)

Manufacture of fuel cells doesn't require any special facility or equipment. It is easy for electronics manufacturers to assemble following our instructions.

Our directors have contacted serveral electronics manufacturers, who have shown interest in working with us. We will look for OEM manufacturers either by direct communication or advertisement. We have not yet pursued this further because we are still in the early stages of development.

Key Success Factors

Strategic Relationships

We will establish working relationships and enter into contractual agreements with environmental protection associations and government agencies in China to promote our fuel cell systems. Because our President and one of our directors, Zeyan Yao, worked in the environmental protection field for many years, he will be able to use the contacts he established in this field to introduce our proposed fuel cell systems to potential customers such as the indoor forklift industry and mini-motorcycle manufacturers.

Skilled Management Team

We will expand our current management to retain skilled directors, officers and employees with experience relevant to our business focus. Obtaining the assistance of individuals with an in-depth knowledge of operations, technology and markets will allow us to build market share more effectively than a company with inexperienced management. We plan to hire one additional employee during the next twelve months.

Competition

1) China: We are not aware of any direct competition within China.

2) Worldwide: The markets for fuel cells and related products and systems are intensely competitive and the manufacture of fuel cells is extremely capital-intensive. Many of these companies have greater financial and marketing resources, greater name recognition and more experience in the fuel cell business than we have. Compared to them, our major advantage is that we can offer lower price products.

Our major competitors and their respective products include, but are not limited to, the following:
COMPANY	PRODUCT(S)
Ballard Power Systems	Pressurized PEM's for vehicles, up to 85KW, portable and stationary
DCH Technology, Inc.	12 W-5 KW fuel cell
H Power	PEM fuel cell for small portable system
Manhattan Science	Portable fuel cells
NU Element, Inc.	1 KW - 200 KW fuel cell
Nuvera Fuel Cells	0.7 KW - 60 KW fuel cell
Schatz Energy Research	Automotive, portable

Marketing Plan

Our President and one of our directors, Zeyan Yao, will develop and implement our marketing plan for our proposed fuel cells. We believe relationships are one of the keys to success in our business and Mr. Yao will continue to lead this effort to introduce our products to various skooter, folklift and marine equipment manufacturers. In addition, our marketing plan will have the following two elements:

Brand Equity

We selected the name of our company to attempt to establish our brand name.

Advertising

After it is developed, we will use our website at www.intervia-fuelcell.com as the primary medium to promote our fuel cell products. We will also market our fuel cell technology by placing banner advertising on home pages of relevant fuel cell and power equipment websites.

We will produce promotional material for direct marketing. If, however, we are unable to complete the development of our prototype, or if we are unable to sell fuel cell technology sufficiently, for any reason, we may go out of business.

Legal

We have not obtained any copyrights, patents or trademarks in respect of any of our intellectual property. We will obtain all necessary copyrights, patents or trademarks, as applicable, in the United States and China, when we are in a financial position to do so. We have not entered into any licensing, franchise, concession or royalty agreements in respect of our proposed fuel cell products. At present we have non-disclosure agreements with our employees to protect our technology.

We currently have no plans, arrangements or understandings to merge with any other entity.

Government Regulation

There are no Chinese government regulations on our business. We will not be required to obtain government approval of our intended products.

MANAGEMENT DISCUSSION & ANALYSIS & PLAN OF OPERATIONS

Since we have only recently begun development of our fuel cell technology and have not generated any revenue, our independent auditors have issued an opinion about our ability to continue as a going concern in connection with our audited financial statements for the period from our inception on February 2, 2005 to January 31, 2006. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenue and no revenues are anticipated unless and until we complete the development and marketing of our proposed fuel cell products. Accordingly, we must raise cash from sources other than the sale of fuel cell products. Our only other source for cash at this time is equity investments by others in our company. Our accumulated deficit is $20,307 as of March 31, 2006. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors".

From our incorporation on February 2, 2005, we have been a start-up company that has no revenue. Our Chief Technology Officer and one of our directors, Kai Kang, began the research of our fuel cell technology in 2000 before he founded our company. He has been developing a prototype set of fuel cell stacks that will form the basis of our proposed fuel cell products.

In the next twelve months our primary objective will be to complete development of our proposed technology and product, develop and establish our marketing plan, commence an advertising campaign for our proposed product, and commence sales of our proposed product in China.

We believe that the primary source of revenue for our business model will be the sale of our proposed fuel cell products to business enterprises. We will negotiate with each of our future customers individually and we will charge our future customers depending on the type of application required and the size of the order. We will also receive compensation for professional services such as customized design and development of fuel cell products. Currently, we do not have any customers as our fuel cell products are not yet fully developed.

In our management's opinion, we need to achieve the following events or milestones in the next twelve months:

Enhance our core technology to increase the fuel cell capacity and efficiency;

Make arrangements with certain material providers to secure a stable and affordable material supply for our products; and

Establish customer and partner relationships in as many provinces of China as we can, once our fuel cell products are fully developed.

In order to reach these milestones we will do the following:

1. Develop a demonstration or beta version of our fuel cell technology by October 2006. This will allow users to test our fuel cell technology for effectiveness. We estimate that this will cost a total of $5,000.

2. Develop the complete and commercial version of our proposed our fuel cell technology by April 2007. This will be the initial commercial version of our fuel cell technology, which will be marketed to potential customers in China. We estimate that the remaining cost for completion of the development is approximately $25,000.

3. Before the end of 2006, negotiate and enter into agreements with material supply wholesalers for supplies we require for our products. We estimate that this will cost a total of $5,000.

4. Commence an advertising campaign for our fuel cell technology immediately following the completed product development, which will be by April 2007. We estimate that we will need $5,000 to implement our marketing and advertising campaign.

Furthermore, in our management's opinion, we will incur the following expenses to fund our plan of operation for the next twelve months:

Audit fees, which consist primarily of accounting and auditing fees for the year-end audit. We estimate that our audit fees for the next twelve months will be approximately $10,000;

Bank charges, which consist primarily of charges by our bank for processing transactions through our checking account. We estimate that our bank charges for the next twelve months will be approximately $100;

Legal and organizational fees, which consist primarily of legal fees paid by us regarding securities advice and organizing the company. We estimate that our legal and organizational fees for the next twelve months will be approximately $10,000; and

Working capital, which includes compensation to the additional employee we will hire during the next twelve months. We estimate that the total salary for the next twelve months will be approximately $10,000.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Liquidity and Capital Resources

At March 31, 2006, we had $50,033 in cash. We anticipate that our total operating expenses will be approximately $70,000 for the next twelve months. This includes our estimated expenses as follows:

$30,000 in further development of our fuel cell technology for the next twelve months;

our estimated expenses of $5,000 in the promotion of our fuel cell products through traditional advertising media such as newspaper and trade publications, and advanced media, such as targeted electronic mail and internet banner advertising for the next twelve months;

our estimated expenses of $5,000 for negotiating with material suppliers for our products;

our estimated expenses of $10,000 for our audit fees for the next twelve months;

our estimated expenses of $10,000 for our legal and organization fees for the next twelve months; and

our estimated working capital of $10,000 for the next twelve months.

In the opinion of our management, funds currently available will probably satisfy our working capital requirements until early 2007. We will raise additional capital to continue our operations thereafter. We will obtain additional funding by borrowing from our directors and officers and through a private placement. Our directors and officers have agreed to contribute, prior to seeking financing by private placement, up to $50,000 as loans without interest when the Company requires additional funding. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected.

Personnel

Mr. Zeyan Yao, our President and Director and Mr. Kai Kang, our Chief Technology Officer and Director, are currently each working about 10 to 20 hours per week to meet our needs. As demand requires, Mr. Yao and Mr. Kang will devote additional time. We currently have no other employees. We expect that we will only increase our number of employees by one person during the next twelve months.

PROPERTY

Our company currently shares office space located at Suite 401, 3702 South Virginia Street, #G12, Reno, Nevada 89502-6030. Our director, Mr. Zeyan Yao, provides these facilities to us at no charge. Since October 2005, we have also used office space located at Unit 6, 205 Fuyuan, Qingdao, Shandong, China. Our director, Mr. Zeyan Yao, provides these facilities to us at no charge.

MANAGEMENT

Directors and Executive Officers of our Company

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our Board of Directors and hold office until their death, resignation or removal from office.

Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Zeyan Yao	Director, President (Principal Executive Officer), Treasurer (Principal Accounting Officer), Principal Financial Officer and Secretary	42	Director, President (Principal Executive Officer), Treasurer (Principal Accounting Officer), Principal Financial Officer and Secretary since 2005
Kai Kang	Director and Chief Technology Officer	36	Director and Chief Technology Officer since 2005

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Zeyan Yao, Director and President

Mr. Yao has served as our President and one of our directors since February 2, 2005. Since August 2002, Mr. Yao worked as Senior Manager of Weichai Energy Group located in Shandong, China. From September 1987 to August 2002, Mr. Yao worked for Qilu Petro Chemical Group. He holds a bachelor's degree from Shandong University in China.

Kai Kang, Director and Chief Technology Officer

Mr. Kang has served as our Chief Technical Officer and as one of our directors since February 2, 2005. Since September 1996, Mr. Kang served as a researcher in Chemical Department of Shandong University, located at Jinan, Shandong Province, China. He holds a Bachelor's and Masters degree from Shandong University, China.

Committees of the Board

We do not have an audit or compensation committee at this time.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Conflict of Interest

None of our officers or directors will be subject to a conflict of interest.

EXECUTIVE COMPENSATION

The following table summarizes the compensation of our President (Principal Executive Officer) and other officers and directors who received annual compensation in excess of $100,000 during the period from February 2, 2005 (inception) to January 31, 2006.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation(1)		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(2)	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs	All Other Compen- sation
Zeyan Yao Director, President (Principal Executive Officer), Treasurer (Principal Accounting Officer), Principal Financial Officer and Secretary	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil

We have not entered into any employment or consulting agreements with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Directors Compensation

We did not pay directors' fees or other cash compensation for services rendered by our directors in the period ended January 31, 2006.

We have no formal plan for compensating our directors for their services in their capacity as directors. In the future we may grant options to our directors to purchase shares of common stock as determined by our Board of Directors or a compensation committee that may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Other than as indicated in this prospectus, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The General Corporate Law of Nevada empowers a company such as ours, incorporated in Nevada, to indemnify its directors and officers under certain circumstances.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of our company or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our Bylaws also provide that we, our directors, officers, employees and agents, will be fully protected in taking any action or making any payment, or in refusing to do so in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of March 31, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Zeyan Yao	1,000,000 common shares	28.5%
Kai Kang	1,000,000 common shares	28.5%
Directors and Executive Officers as a Group	2,000,000 common shares	57%

(1) Based on 3,500,000 shares of common stock issued and outstanding as of March 31, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock in one or more of the following methods described below. Our common stock is not currently listed on any national exchange or electronic quotation system. There is currently no market for our securities and a market may never develop. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions;

(f) a combination of any aforementioned methods of sale; and

(g) any other method permitted pursuant to applicable law.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Before the involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act, which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

If the selling stockholders enter into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, and to the extent required under the Securities Act, we will file a post effective amendment to this registration statement to disclose the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We will also file the agreement between the selling stockholders and the broker-dealer as an exhibit to this registration statement.

We, and the selling stockholders, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and therefore not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

adequate current public information with respect to the issuer must be available;

restricted securities must meet a one year holding period, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer (because our selling security holders paid the full purchase price for the shares of our common stock covered by this registration statement on October 30, 2005, the shares of our common stock covered by this registration statement has met the one year holding period);

sales of restricted or other securities sold for the account of an affiliate, and sales of restricted securities by a non-affiliate, during any three month period, cannot exceed the greater of (a) 1% of the securities of the class outstanding as shown by the most recent statement of the issuer; or (b) the average weekly trading volume reported on all exchanges and through an automated inter-dealer quotation system for the four weeks preceding the filing of the Notice in Form 144;

the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

if the amount of securities to be sold pursuant to Rule 144 during any three month period exceeds 500 shares/units or has an aggregate sale price in excess of $10,000, the selling security holder must file a notice in Form 144 with the Commission.

The current information requirement listed in (1) above, the volume limitations listed in (3) above, the requirement for sale pursuant to broker's transactions listed in (4) above, and the Form 144 notice filing requirement listed in (5) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least two years has elapsed from the date the securities were acquired from the issuer or from an affiliate. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement on October 30, 2007.

Transfer Agent and Registrar

We have not yet appointed a stock transfer agent for our securities. We intend to appoint a stock transfer agent before this prospectus becomes effective.

SELLING STOCKHOLDERS

All of the shares of common stock issued are being offered by the selling stockholders listed in the table below. None of the selling stockholders are broker-dealers or affiliated with broker-dealers. We issued the shares of common stock in a private placement transaction exempt from registration under the Securities Act pursuant to Regulation S.

The selling stockholders may offer and sell, from time to time, any or all of their common stock. Because the selling stockholders may offer all or only some portion of the shares of common stock listed in the table, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of March 31, 2006, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholders.

Name of Selling Stockholder and Position, Office or Material Relationship with the Company	Number of Shares Owned by Selling Stockholder Before Offering	Percent of Total Issued and Outstanding Shares Owned by Selling Stockholder Before Offering	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering(1) and Percent of Total Issued and Outstanding
				# of Shares	% of Class
Marites L. Banal	50,000	1.4%	50,000	0	0%
Artcheval T. Cerillo	50,000	1.4%	50,000	0	0%
Che-Ming Chou	50,000	1.4%	50,000	0	0%
Celeste Lopez Crisologo	50,000	1.4%	50,000	0	0%
Genie F. dela Cruz	50,000	1.4%	50,000	0	0%
Nenita L. de Leon	50,000	1.4%	50,000	0	0%
Mildred N. Gapasin	50,000	1.4%	50,000	0	0%
I Ying Hsieh	50,000	1.4%	50,000	0	0%
Teng Hua Hsu	50,000	1.4%	50,000	0	0%
Ethel U. Lacayanga	50,000	1.4%	50,000	0	0%
Campbell Law	50,000	1.4%	50,000	0	0%
Hsiang-Hsien Lee	50,000	1.4%	50,000	0	0%
Christina Li	50,000	1.4%	50,000	0	0%
Francis Li	50,000	1.4%	50,000	0	0%
Marilou S. Limpin	50,000	1.4%	50,000	0	0%
Lan-Kuo Liu	50,000	1.4%	50,000	0	0%
Wayne Low	50,000	1.4%	50,000	0	0%
Valentino Luna	50,000	1.4%	50,000	0	0%
Imelda B. Majaba	50,000	1.4%	50,000	0	0%
Alberto B. Medina	50,000	1.4%	50,000	0	0%
Gerardo B. Mendoza III	50,000	1.4%	50,000	0	0%
Girlie C. Osma	50,000	1.4%	50,000	0	0%
Aurora P. Pagaling	50,000	1.4%	50,000	0	0%
Raquel Ramirez	50,000	1.4%	50,000	0	0%
Arlene L. Raoa	50,000	1.4%	50,000	0	0%
Johnny O. Reyes	50,000	1.4%	50,000	0	0%
Pen-Chen Sun	50,000	1.4%	50,000	0	0%
Yu-Hung Sun	50,000	1.4%	50,000	0	0%
Vanlyn Paula A. Vacobe	50,000	1.4%	50,000	0	0%
Pai-Fang Hsieh Yao	50,000	1.4%	50,000	0	0%
Totals

Assumes all of the shares of common stock offered are sold.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock with a $0.001 par value. As of March 31, 2006, there were 3,500,000 shares of common stock issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Stockholders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or have a material interest adverse to us.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholders will be passed upon by the law firm of Fraser and Company LLP of Vancouver, British Columbia.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have engaged Dale Matheson Carr-Hilton Labonte, Chartered Accountants, to audit our financial statements for the period from our inception on February 2, 2005 to January 31, 2006. There has been no change in the accountants and no disagreements with Dale Matheson Carr-Hilton Labonte, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

EXPERTS

Our financial statements for the period from our inception on February 2, 2005 to January 31, 2006 included in this prospectus and registration statement have been audited by Dale Matheson Carr-Hilton Labonte, Chartered Accountants, as set forth in their report accompanying the financial statements (which contains an explanatory paragraph regarding our ability to continue as a going concern) and are included in reliance upon the report, given on the authority of the firm, as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Currently there is no established public trading market for our common stock. We do not have any common stock subject to outstanding options or warrants to purchase and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock can be sold pursuant to Rule 144 at this time. We are registering 1,500,000 shares of our common stock under the Securities Act for sale by the selling securities holders. There are currently 32 holders of record of our common stock.

We have not declared any dividend on our common stock since the inception of our company on February 2, 2005. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

The U.S. Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" generally refers to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 to $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of our company, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Our filings and the registration statement can also be reviewed by accessing the SEC's website at www.sec.gov.

No finder, dealer, salesperson or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Intervia Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following financial statements pertaining to Intervia Inc. are filed as part of this Prospectus:

INTERVIA INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

JANUARY 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO THE FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

of Intervia Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Intervia Inc. (a development stage company) as of January 31, 2006 and the statements of operations, stockholders' equity and cash flows for the period from February 2, 2005 (date of inception) through January 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Intervia Inc. as of January 31, 2006 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from February 2, 2005 (date of inception) through January 31, 2006 in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Dale Matheson Carr-Hilton LaBonte"

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 30, 2006

INTERVIA INC.

(A Development Stage Company)

BALANCE SHEET

(Stated in US Dollars)
January 31, 2006

ASSETS

Current
Cash	$ 60,869
Prepaid expenses	10,000

Total assets	$ 70,869

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable and accrued liabilities	$ 4,882

Total current liabilities	4,882

Going concern contingency (Note 1)
Stockholders' equity
Common stock (Note 3)
Authorized:
75,000,000 common shares, par value $0.001 per share
Issued and outstanding:
3,500,000 common shares	3,500
Additional paid-in capital	66,500
Deficit accumulated during the development stage	(4,013)

Total stockholders' equity	65,987

Total liabilities and stockholders' equity	$ 70,869

The accompanying notes are an integral part of these financial statements

INTERVIA INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Stated in US Dollars)

February 2, 2005 (Date of Inception) to January 31, 2006

ADMINISTRATION EXPENSES
Bank charges and interest	$ 13
Professional fees	4,000

Net loss	$ (4,013)

Basic loss per share	$ (0.01)

Weighted average common shares outstanding shares outstanding	896,694

The accompanying notes are an integral part of these financial statements

INTERVIA INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

(Stated in US Dollars)

	Common Stock
	Number	Amount

Balance, February 2, 2005 (date of inception)	-	$ -	$ -	$ -	$ -

Common stock issued for cash at $0.02 per share, October 30 2005	3,500,000	3,500	66,500	-	70,000

Net loss	-	-	-	(4,013)	(4,013)

Balance, January 31, 2006	3,500,000	$ 3,500	$ 66,500	$ (4,013)	$ 65,987

The accompanying notes are an integral part of these financial statements

INTERVIA INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Stated in US Dollars)

February 2, 2005 (Date of Inception) to January 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (4,013)

Changes in non-cash operating working capital items:
Increase in prepaid expenses	(10,000)
Increase in accounts payable and accrued liabilities	4,882

Net cash used in operating activities	(9,131)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common shares	70,000

Net cash provided by financing activities	70,000

Increase in cash	60,869

Cash, beginning of period	-

Cash, end of period	$ 60,869
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$ -
Income taxes	$ -

The accompanying notes are an integral part of these financial statements

INTERVIA INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

(Stated in US Dollars)

JANUARY 31, 2006

1. NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada on February 2, 2005. The Company is in the business of developing biotech products in China. The Company is considered to be a development stage company and has not generated any revenues from operations.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of January 31, 2006, the Company has not yet achieved profitable operations and has accumulated a deficit of $4,013. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management believes that the Company has adequate funds to carry on operations for the upcoming fiscal year.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates that have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Organizational and Start-up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

Development Stage Company

The Company is in the development stage. Since its formation, the Company has not yet realized any revenues from its planned operations. The Company is in the business of developing biotech products in China.

Financial Instruments

The fair value of the Company's financial instruments, consisting of cash, and accounts payable and accrued liabilities approximate their carrying value based upon the immediate or short-term maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

Income Taxes

The Company has adopted Statements of Financial Accounting Standards ("SFAS") No. 109 - "Accounting for Income Taxes". SFAS No. 109 requires the use of the asset and liability method of accounting of income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

INTERVIA INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

(Stated in US Dollars)

JANUARY 31, 2006

2. SIGNIFICANT ACOUNTING POLICIES (cont'd...)

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Loss Per Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At January 31, 2006, the Company had no dilutive stock equivalents, accordingly diluted loss per share has not been presented.

Stock-based Compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18 ("EITF 96-18"). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

The Company has also adopted the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of Accounting Principals Board ("APB") Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25.

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123R, Share-Based Payment. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on the Company's reported financial position or results of operations.

INTERVIA INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

(Stated in US Dollars)

JANUARY 31, 2006

2. SIGNIFICANT ACOUNTING POLICIES (cont'd...)

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, Share-Based Payment, to give guidance on the implementation of SFAS No. 123R. The Company will consider SAB No. 107 during the implementation of SFAS No. 123R.

In May 2005, the FASB issued SFAS No. 154, Accounting for Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3. Under the provisions of SFAS No. 154, a voluntary change in accounting principle requires retrospective application to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. A change in depreciation, amortization, or depletion method for long-lived, non-financial assets must be accounted for as a change in accounting estimate affected by a change in accounting principle. The guidance contained in APB No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate was not changed. The Company will implement this new standard beginning January 1, 2006. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

3. COMMON STOCK

In October 2005, the Company issued 3,500,000 shares of common stock at a price of $0.02 per share for total proceeds of $70,000.

Common shares

The common shares of the Company are all of the same class, are voting and entitle stockholders to receive dividends. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends which may be declared.

Additional paid-in capital

The excess of proceeds received for shares of common stock over their par value of $0.001, less share issue costs, is credited to additional paid-in capital.

4. INCOME TAXES

The following table summarizes the significant components of the Company's deferred tax assets:

2005

Deferred Tax Assets
Non-capital losses carryforward	$ 1,400
Valuation allowance for deferred tax asset	(1,400)

Net deferred tax assets	$ -

At January 31, 2006, the Company has accumulated non-capital losses totaling $4,000, which are available to reduce taxable income in future taxation years. These losses expire beginning 2026. The potential benefit of those losses, if any, has not been recorded in the financial statements as these losses are not likely to be realized.

5. SEGMENT INFORMATION

The Company currently conducts all of its operations in China.

Until ________________, 2006 (which is 90 days after the effective date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 Indemnification of Directors and Officers.

Nevada corporation law provides that:

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

by our stockholders;

by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

by court order.

Our Certificate of Incorporation and Articles provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve material misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the General Corporate Law of Nevada.

Our Bylaws provide that no officer or director shall be personally liable for any obligations of our company or for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. The Bylaws also state that we will indemnify and hold harmless each person and their heirs and administrators who shall serve at any time hereafter as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of their having heretofore or hereafter been a director or officer, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him or her as a director or officer. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his (or her) own negligence or wilful misconduct. Our By-Laws also provide that we, our directors, officers, employees and agents, will be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by our company for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 25 Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholders. All of the amounts shown are estimates, except for the SEC Registration Fees.
SEC registration fees	$3.21
Printing and engraving expenses	$1,000(1)
Accounting fees and expenses	$5,000(1)
Legal fees and expenses	$35,000(1)
Transfer agent and registrar fees	$1,000(1)
Fees and expenses for qualification under state securities laws	$0
Miscellaneous	$1,000(1)
Total	$43,003.21

(1) We have estimated these amounts

Item 26 Recent Sales of Unregistered Securities - Last Three Years.

On October 30, 2005, we accepted subscription agreements that sold 3,500,000 common shares to the following 32 subscribers at an offering price of $0.02 per share for gross offering proceeds of $70,000. It is an offshore transaction pursuant to Regulation S of the Securities Act. The offering price for the offshore transactions was established on an arbitrary basis. All of the following persons are not U.S. persons, as the term is defined under Regulation S and the sales of our common stock to the following person are made in offshore transactions as the term is defined under Regulation S. No direct selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, if an exemption from registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.
Name of Stockholder	Residency	Number of Shares Subscribed
Marites L. Banal	Philippines	50,000
Artcheval T. Cerillo	Philippines	50,000
Che-Ming Chou	Taiwan	50,000
Celeste Lopez Crisologo	Philippines	50,000
Genie F. dela Cruz	Philippines	50,000
Nenita L. de Leon	Philippines	50,000
Mildred N. Gapasin	Philippines	50,000
I Ying Hsieh	Taiwan	50,000
Teng Hua Hsu	Taiwan	50,000
Kai Kang	China	1,000,000
Ethel U. Lacayanga	Philippines	50,000
Campbell Law	Canada	50,000
Hsiang-Hsien Lee	Taiwan	50,000
Christina Li	Taiwan	50,000
Francis Li	Taiwan	50,000
Marilou S. Limpin	Philippines	50,000
Lan-Kuo Liu	Taiwan	50,000
Wayne Low	Canada	50,000
Valentino Luna	Philippines	50,000
Imelda B. Majaba	Philippines	50,000
Alberto B. Medina	Philippines	50,000
Gerardo B. Mendoza III	Philippines	50,000
Girlie C. Osma	Philippines	50,000
Aurora P. Pagaling	Philippines	50,000
Raquel Ramirez	Philippines	50,000
Arlene L. Raoa	Philippines	50,000
Johnny O. Reyes	Philippines	50,000
Pen-Chen Sun	Taiwan	50,000
Yu-Hung Sun	Taiwan	50,000
Vanlyn Paula A. Vacobe	Philippines	50,000
Pai-Fang Hsieh Yao	Taiwan	50,000
Zeyan Yao	China	1,000,000

Item 27 Exhibits.

The following Exhibits are filed with this Prospectus:
Exhibit Number	Description
3.1	Our Articles of Incorporation dated February 1, 2005
3.2	Bylaws
4.1	Specimen ordinary share certificate
5.1	Legal Opinion & Consent of Fraser & Company LLP
23.1	Consent of Dale Matheson Carr-Hilton Labonte, Chartered Accountants
24.1	Power of Attorney (contained on the signature pages of this registration statement)
99.1	Form of Subscription Agreement between Intervia Inc. and each of the following persons:
Marites L. Banal	50,000
Artcheval T. Cerillo	50,000
Che-Ming Chou	50,000
Celeste Lopez Crisologo	50,000
Genie F. dela Cruz	50,000
Nenita L. de Leon	50,000
Mildred N. Gapasin	50,000
I Ying Hsieh	50,000
Teng Hua Hsu	50,000
Kai Kang	1,000,000
Ethel U. Lacayanga	50,000
Campbell Law	50,000
Hsiang-Hsien Lee	50,000
Christina Li	50,000
Francis Li	50,000
Marilou S. Limpin	50,000
Lan-Kuo Liu	50,000
Wayne Low	50,000
Valentino Luna	50,000
Imelda B. Majaba	50,000
Alberto B. Medina	50,000
Gerardo B. Mendoza III	50,000
Girlie C. Osma	50,000
Aurora P. Pagaling	50,000
Raquel Ramirez	50,000
Arlene L. Raoa	50,000
Johnny O. Reyes	50,000
Pen-Chen Sun	50,000
Yu-Hung Sun	50,000
Vanlyn Paula A. Vacobe	50,000
Pai-Fang Hsieh Yao	50,000
Zeyan Yao	1,000,000

Item 28 Undertakings

The undersigned Company hereby undertakes that it will:

file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

any prospectus required by Section 10(a)(3) of the Securities Act;

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Qingdao, Shandong, China on May 8, 2006.

INTERVIA INC.
a Nevada corporation

/s/ "Zeyan Yao"
By: Zeyan Yao, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Zeyan Yao as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.
Signatures	Date

/s/ "Zeyan Yao"
Zeyan Yao, Director and President (Principal Executive Officer), Treasurer (Principal Accounting Officer), Principal Financial Officer, Secretary and Director	May 8, 2006

/s/ "Kai Kang"
Kai Kang, Director and Chief Technology Officer	May 8, 2006